UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2020
Livongo Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38983	26-3542036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
150 West Evelyn Avenue, Suite 150
Mountain View, California 94041
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (866) 435-5643
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LVGO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Livongo Health, Inc. (the “Company”) is filing this Current Report on Form 8-K/A solely to revise a typographical error in the press release (the “Press Release”) furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2020.

Item 2.02. Results of Operations and Financial Condition.
On April 7, 2020, the Company issued the Press Release announcing a preliminary financial result for its first quarter ended March 31, 2020. The Press Release is revised solely to correct the Company's expected revenue for the first quarter of 2020. This financial result is preliminary and subject to change in connection with the completion of the Company’s quarter-end closing process and the preparation of its unaudited financial statements for the first quarter of 2020. A copy of the corrected Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Current Report on Form 8-K and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated April 7, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2020

Livongo Health, Inc.

By:	/s/ Lee Shapiro
Name:	Lee Shapiro
Title:	Chief Financial Officer